UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2025

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2025, Antero Midstream Corporation (“Antero Midstream”) and Antero Resources Corporation (“Antero Resources”) announced that, effective today, Michael N. Kennedy will serve as Chief Executive Officer and President of Antero Midstream and Antero Resources, and serve on each company’s Board of Directors. In connection with his promotion, Mr. Kennedy will cease to be Chief Financial Officer of Antero Resources and SVP—Finance of Midstream and Antero Resources. Mr. Kennedy’s promotion comes in connection with the announcement that Paul M. Rady will transition from his roles as Chief Executive Officer and President and as a member and Chairman of the Board of Directors of Antero Midstream and Antero Resources to his roles as Chairman Emeritus of each company to focus on his family, health and philanthropy. Mr. Rady’s transition to the Chairman Emeritus role is not the result of any disagreement with Antero Midstream or Antero Resources.

Mr. Kennedy has served as Chief Financial Officer of Antero Resources since 2021 and SVP—Finance of Antero Resources and Antero Midstream since 2016. Mr. Kennedy also served as Chief Financial Officer of Antero Midstream and its predecessors from 2016 to 2021. Mr. Kennedy has been a member of the Board of Directors of Antero Midstream since 2021. Prior to joining Antero, Mr. Kennedy spent 12 years at Forest Oil Corporation, where he held various positions, including Executive Vice President and Chief Financial Officer from 2009 to 2013. From 1996 to 2001, Mr. Kennedy was an auditor with Arthur Andersen focusing on the Natural Resources Industry. Mr. Kennedy holds a B.S in Accounting from the University of Colorado at Boulder.

In connection with Mr. Kennedy’s promotion and Mr. Rady’s transition to Chairman Emeritus, Antero Midstream announced new responsibilities for certain members of its Board of Directors and management team:

Antero Midstream is separating the roles of Chairman of the Board and Chief Executive Officer. David H. Keyte, the lead independent director of Antero Midstream, will serve as Chairman of the Board of Antero Midstream. Mr. Keyte has served on the Board of Directors of Antero Midstream since 2019. Mr. Keyte also served as Chairman and Chief Executive Officer of Caerus Oil and Gas LLC from 2009 until its sale in 2024. Prior to that, Mr. Keyte held senior executive positions at Forest Oil Corporation from 1995 until 2009, including the positions of Chief Financial Officer and Chief Accounting Officer. Mr. Keyte also served on the board of Regal Entertainment Group, a publicly held movie exhibition company, from 2006 until the company was sold in 2018. Mr. Keyte holds a B.S. degree in Economics from the University of Pennsylvania’s Wharton School of Finance.

In connection with Mr. Rady’s departure from the Board of Directors of Antero Midstream, Yvette K. Schultz will join the Board of Directors of Antero Midstream pursuant to Antero Resources’ contractual right to designate certain members of Antero Midstream’s Board of Directors. Ms. Schultz, 43, has served as Chief Compliance Officer and SVP—Legal of Antero Midstream and Antero Resources since January 2022, and as General Counsel of the companies since January 2017. Ms. Schultz has also served as Corporate Secretary of the companies since April 2021. Ms. Schultz was previously the companies’ Director of Legal from 2015 to 2017. Prior to joining Antero, Ms. Schultz was an attorney at Vinson & Elkins L.L.P. from 2008 to 2012 and at Latham & Watkins LLP from 2012 to 2015. Ms. Schultz holds a B.S. in Computer Science and a Masters degree in Business Administration from the University of South Dakota, and a J.D. and B.C.L. from the Paul M. Herbert Law Center at Louisiana State University. Ms. Schultz’s significant energy industry experience and substantial knowledge of Antero Midstream’s assets and operations make her well-suited to serve as a member of Antero Midstream’s Board of Directors.

Justin J. Agnew, currently Vice President—Finance & Investor Relations of Antero Midstream, will serve as Chief Financial Officer of Antero Midstream and will continue to serve as its Vice President—Finance & Investor Relations. Mr. Agnew, 37, has held roles of increasing responsibility at Antero since joining the company in 2014. Prior to joining Antero, Mr. Agnew worked in equity research at Robert W. Baird & Co. and spent time at M&I Bank (now a subsidiary of BMO). Mr. Agnew earned Bachelor of Science degrees in both Finance and Economics from Arizona State University.

Brendan E. Krueger, currently Chief Financial Officer of Antero Midstream and Vice President—Finance and Treasurer of Antero Resources, will serve as Chief Financial Officer of Antero Resources and Senior Vice President—Finance and Treasurer of Antero Resources and Antero Midstream, and will cease to be Chief Financial Officer of Antero Midstream.

The management and board transitions described herein will be effective as of August 14, 2025.

In connection with Mr. Rady’s transition to Chairman Emeritus, Antero Midstream and Antero Resources entered into a Chairman Emeritus Agreement (the “Emeritus Agreement”) with Mr. Rady, pursuant to which Mr. Rady will transition from his current roles as President and Chief Executive Officer and member and Chairman of the Board of Directors. Pursuant to the Emeritus Agreement, Mr. Rady will serve as Chairman Emeritus until December 31, 2028, unless the Board extends his term as Chairman Emeritus beyond such date. As Chairman Emeritus, Mr. Rady will be entitled to receive an annual salary of $50,000, will continue to vest in outstanding equity awards pursuant to their terms, will be eligible to participate in company benefit plans and will be eligible to participate in any company severance plan that may be adopted during his term as Chairman Emeritus. Mr. Rady will also be entitled to a pro-rated portion of his 2025 annual incentive bonus. The foregoing summary of the Emeritus Agreement is qualified in its entirety by the Emeritus Agreement, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 14, 2025, the Board of Directors of Antero Midstream amended and restated its bylaws (as amended and restated, the “Second A&R Bylaws”) to outline the responsibilities of the Chairman of the Board, Chairman Emeritus and Chief Executive Officer roles in new Sections 3.14 and 3.15 and revised Section 5.4, and to remove the Chairman of the Board from the list of required officers of the company in Section 5.3.

The foregoing summary and description of the provisions of the Second A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD

On August 14, 2025, Antero Midstream and Antero Resources issued two joint press releases announcing certain management and board transitions. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01 (including the exhibits) is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Antero Midstream Corporation, dated August 14, 2025.
10.1	Chairman Emeritus Agreement, by and between Antero Resources Corporation, Antero Midstream Corporation and Paul Rady, dated August 14, 2025.
99.1	Press release dated August 14, 2025.
99.2	Press release dated August 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

By:	/s/ Justin J. Agnew
Justin J. Agnew
Chief Financial Officer and Vice President—Finance & Investor Relations

Dated: August 14, 2025